Exhibit 99.1

 INVESTOR PRESENTATION  Frank Bedu-Addo Ph.D. President & CEO  January 2022

   2    This presentation contains forward-looking statements about PDS Biotechnology Corporation (“PDSB”), and its businesses, business prospects, strategies and plans, including but not limited to statements regarding anticipated pre- clinical and clinical drug development activities and timelines and market opportunities. All statements other than statements of historical facts included in this presentation are forward-looking statements. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that may cause actual results to differ materially from such forward-looking statements include those identified under the caption “Risk Factors” in the documents filed with the Securities and Exchange Commission (“SEC”) from time to time, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except to the extent required by applicable law or regulation, PDSB undertakes no obligation to update the forward-looking statements included in this presentation to reflect subsequent events or circumstances.   Forward Looking Statements

Corporate Overview

- **Clinical-stage Company developing broad-based immunotherapies to treat cancer and infectious disease**
- **Versamune®** and **Infectimune™** platforms leverage the body's own defense systems to prime antigen-specific killer T-cells and antibodies to combat cancer and infectious disease
- **Three phase 2** oncology clinical trials in progress with readouts anticipated Q1/Q2
- Preliminary data released at 2021 ASCO - Checkpoint inhibitor refractory patient survival **exceeded alternative checkpoint inhibitor monotherapy treatment**
- Clinical partnerships with Merck, MD Anderson Cancer Center and National Cancer Institute
- Composition patent for lead candidate PDS0101 – protection through October 2037
- Debt free with approximately **$69.7M** in cash as of September 30, 2021

PDS Biotechnology Nasdaq: PDSB 3

 Versamune® Oncology Platform

Lead asset PDS0101

Designed to treat human papillomavirus (HPV16)-associated cancers, representing a $6B opportunity in the US

US HPV-associated cancer incidence[1, 2]


Vulvar
Penile
Vaginal
Anal
Head and Neck
Cervical

- More than **40,500** patients were estimated to have been diagnosed last year with HPV16-associated cancers in the US[1, 2]
- **HPV vaccination** is **not** expected to impact the rate of HPV-related cancer incidence for decades
- Existing immunotherapies cost **$150,000+** annually per patient[3]

PDS Biotechnology Nasdaq: PDSB

[1]SEER Research Data 1975-2018. [2]Martel et al. 2017. International Journal of Cancer, Worldwide burden of cancer attributable to HPV by site, country and HPV type. [3]Hernandez et al. 2018. American Journal of Managed Care Volume 24, Issue 2; Company Research

5

 6  ASCO 2021: Triple combination shows promising durability of potential for anti-cancer efficacy in HPV16-positive patients     PDS0101 + Bintrafusp alfa + M9241  Standard of Care(Checkpoint Inhibitors)    HPV16-positive    Number of checkpoint inhibitor naïve patients  6    Survival at median of 8 months  100% (6/6)  Historical is 7-11 months  Number of checkpoint inhibitor refractory patients  12    Survival at median of 8 months  83% (10/12)  Historical is 3-4 months  Reference: Strauss J. et al. Phase II evaluation of the triple combination of PDS0101, M9241, and Bintrafusp alfa in patients with HPV 16 positive malignancies. Presented at: American Society of Clinical Oncology 2021 Annual Meeting; June 4-8, 2021; Virtual. Abstract: 2501.   Update: As of December 31, 2021, 37 patients (30 HPV16 positive) have been evaluated with a median survival exceeding 12 months in this populationThe study is still progressing and recruiting and updates will be provided in the future

 ASCO 2021 Interim proof-of-concept data suggests targeted CD8+ killer T-cell response induced by Versamune® results in tumor shrinkage  7  Reference: Strauss J. et al. Phase II evaluation of the triple combination of PDS0101, M9241, and Bintrafusp alfa in patients with HPV 16 positive malignancies. Presented at: American Society of Clinical Oncology 2021 Annual Meeting; June 4-8, 2021; Virtual. Abstract: 2501.   * These numbers reflect data as of evaluation of 25 patients; numbers will change as more patients undergo evaluation, includes both CPI refractory and naïve patients  67% (12/18)  12% - 24%  0% (0/7)

Versamune® is designed to Recruit, Train and Arm T-cells *in the body*



INJECTION SITE
LYMPH NODE
TUMOR SITE
Versamune® + Tumor-associated proteins (antigens)
Dendritic cell
Tumour antigen
MHC class I
TCR
CD8+ killer T-cell
Type I IFNs
MHC class II
TCR
CD4+ helper T-cell
Activated CD8+ killer T-cell
IL-2
IFNγ
TNF
Activated CD4+ helper T-cell
Granzyme-b
IFNγ
Tumor cells destroyed

1. Recruits T-cells to lymph nodes:	2. Trains T-cells to target tumors	3. Arms T-cells to kill tumor cellsse

PDS Biotechnology Nasdaq: PDSB

References: Gandhapudi SK, et al. 2019. Antigen priming with enantiospecific cationic lipid nanoparticles induces potent antitumor CTL responses through novel induction of a Type I IFN response. J Immunol. 202 (12): 3524-3536. Smalley Rumfield C et al. 2020. Immunomodulation to enhance the efficacy of an HPV therapeutic vaccine. J. for ImmunoTherapy of Cancer 8:e000612.

8

   9    Generate the right type and quantity of effective CD8+ killer T-cells  Generate potency without serious systemic side effects  Generate memory T-cells, to enhance durability of response   Competitve Barrier to Entry:Versamune® is designed to promote powerful, CD8+ killer T-cell responses in vivo  Versamune®-based therapies also show promising potential to:    70-90% of cancer patients fail check point inhibitor therapy

 Strong Pipeline with Industry Leading PartnershipsVersamune® -based oncology pipeline is being developed in partnership with the leaders in immuno-oncology  10  Reference: Data on file.

Phase 2: PDS0101 + KEYTRUDA®

Company-sponsored trial for the treatment of HPV16-positive metastatic/recurrent head and neck cancer (VERSATILE-002)

Indication	Treatment of patients with HPV16-positive head and neck cancer whose cancer has spread or returned
Clinical Agents	**KEYTRUDA® (Standard of Care):** Anti-PD1 checkpoint inhibitor (ORR ~20%) **PDS0101:** Versamune®-based immunotherapy generating HPV-specific CD8+ and CD4+ T -cells
Study goals	Group 1: Objective response rate (ORR) as first-line treatment in checkpoint inhibitor (CPI) naïve patients Group 2: ORR in patients who have failed checkpoint inhibitor therapy (CPI refractory)
Timing	Safety data confirmed and released Q4 2021 Preliminary efficacy data anticipated Q1 2022
Trial Partner	MERCK

Confirmation that PDS0101 enhances the therapeutic benefit of checkpoint inhibitors could expand evaluation of Versamune®-based therapies in multiple cancer indications

PDS Biotechnology Nasdaq: PDSB 11

Phase 2: PDS0101 + Chemoradiotherapy
Investigator-led trial evaluating the combination in patients with locally advanced cervical cancer (IMMUNOCERV)

Indication	Treatment of patients with locally advanced cervical cancer – Stages IB3-IVA
Clinical Agents	**Chemoradiotherapy (CRT – Standard of Care):** Cisplatin and radiation therapy **PDS0101:** Versamune®-based immunotherapy generating HPV-specific CD8+ and CD4+ T-cells
Study goals	Safety, rate of regression and local control in patients with primary tumor ≥5cm (n=35 patients)
Timing	Preliminary data anticipated Q2 2022 – Rate of complete response by PET-CT at 6 months and rate of tumor volume reduction by MRI at 30-40 days from start of treatment
Trial Sponsor	THE UNIVERSITY OF TEXAS MD Anderson Cancer Center

If successful, this study could support further investigation of Versamune®-based immunotherapies in combination with chemotherapy or CRT to treat multiple cancers

PDS Biotechnology Nasdaq: PDSB 12

PDS0102: TARP antigen

Greater quantity and quality of Versamune®-induced CD8+ killer T-cells may result in ability to treat TARP positive prostate and breast cancers

PRE-CLINICAL OPTIMIZATION STUDIES1:
TARP-Specific T-cell Induction after 2 injections of PDS0102



IFN-γ ELISPOT Study
Number of TARP-Specific T-cells (Interfer on-γ spot forming cells per million splenocytes)
1000
900
800
700
600
500
400
300
200
100
0
Range of observed T-cell responses With PDS0102
100 spots/million cells
Strong T-cell response level
CFA + TARP (1-20)
Versamune® + TARP (1-20)

$40B **TARP Total Market Opportunity***

Announced license with NCI TARP antigens

1 Reference: Wood LV et al, Oncoimmunology, 2016, Vol. 5 (8)
CFA – Complete Freund's Adjuvant a highly potent immune activator not used in humans due to potentially lethal toxicity
*Reference: Surveillance Research Program, National Cancer Institute SEER
Assumes $150K for annual course of therapy; in line with current immunotherapy treatment

PDS Biotechnology 13

 14  14  PDS0103: MUC1 antigenGreater quantity and quality of Versamune®-induced CD8+ killer T-cells may result in ability to treat MUC1-positive cancers  Induced a >10-fold number of polyfunctional (highly potent) MUC1 specific CD8+ T-cells  Adjuvant = cytokine GMCSFReferences: J. Immunology, 2019 (202), 1215; Studies in TC-1 tumor model with other immunotherapies reported in: Vaccine 2009, January 14, 27 (3): 431; Science Translational Medicine 2016, 13 April, Vol 8 Issue 334; Vaccine 2009, September 25, 27 (42): 5906.    $100B  MUC1 Total Market Opportunity*  *Reference: Surveillance Research Program, National Cancer Institute SEERAssumes $150K for annual course of therapy; in line with current immunotherapy treatment** Patient and value Asessments have not been adjusted to reflect MUC1-expression, which is currently unknown by tumor type   Reference: Surveillance Research Program, National Cancer Institute SEER* Assumes $150K for annual course of therapy; in line with current immunotherapy treatment

 Infectimune™Infectious Diseased Platform

 PDS Biotech’s Infectimune™ Pipeline Developed in partnership with leaders in infectious disease  16  Reference: Data on file.  *Consortium of PDS Biotech, Farmacore Biotechnology and Blanver Farmoquimica. Funding provided by The Ministry of Science, Technology and Innovation of Brazil (“MCTI”)

 Universal Flu Announced Option Agreement for license with University of Georgia for universal flu antigens Preclinical work completeCOVIDAgreement with Farmacore extended through May 2022Scale up and manufacturing currently in process  Infectimune™ Pipeline Update on Infectious Disease  17

 Near-Term Milestones

Projected milestones through 2022*



PDS Biotech Funded Clinical Trials
Partner Co-Funded Clinical Trials
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
PDS0101
Preliminary efficacy data from advanced HPV-associated cancer trial (NCI)
Interim data from HPV-associated cancer trial (NCI)
Expected completion of HPV-associated cancer trial (NCI)
Preliminary data from VERSATILE-002 (KEYTRUDA® combo) expected
Preliminary data from ImmunoCerv (MD Anderson) expected
PDS0102
Planned initiation of Phase 1/2 clinical trial in TARP-related cancers
PDS0103
Planned initiation of Phase 1/2 clinical trial in MUC1-related cancers

PDS Biotechnology Nasdaq: PDSB

*Based on current enrollment and forecast modeling as of January 2022. Subject to change.

19

PDS Biotech Management

Historical success in the development and commercialization of leading pharmaceutical products

Frank Bedu-Addo, PhD
Chief Executive Officer

- Senior executive experience with management of strategy and execution at both large pharma and biotechs
- Notable drug development:
  - Abelcet® (Liposome Company/ Elan)
  - PEG-Intron® (Schering-Plough/ Merck)

Matthew Hill
Chief Financial Officer

- >20 years of financial and operational leadership roles for life sciences companies
- Former Chief Financial Officer of several publicly traded companies

Lauren V. Wood, MD
Chief Medical Officer

- >30 years of translational clinical research experience
- Former Director of Clinical Research at National Cancer Institute Center for Cancer Research (Cancer Vaccine Branch)

Gregory Conn, PhD
Chief Scientific Officer

- Co-founder
- >35 years of drug development experience
- In-depth experience with biotech drug discovery, product development and manufacturing

PDS Biotechnology Nasdaq: PDSB 20

Corporate Overview

- **Clinical-stage Company developing broad-based immunotherapies to treat cancer and infectious disease**
- **Versamune®** and **Infectimune™** platforms leverage the body's own defense systems to prime antigen-specific killer T-cells and antibodies to combat cancer and infectious disease
- **Three phase 2** oncology clinical trials in progress with readouts anticipated Q1/Q2
- Preliminary data released at 2021 ASCO - Checkpoint inhibitor refractory patient survival **exceeded alternative checkpoint inhibitor monotherapy treatment**
- Clinical partnerships with Merck, MD Anderson Cancer Center and National Cancer Institute
- Composition patent for lead candidate PDS0101 – protection through October 2037
- Debt free with approximately **$69.7M** in cash as of September 30, 2021

PDS Biotechnology Nasdaq: PDSB 21

PDS Biotechnology Nasdaq: PDSB Precision Designed Science to Treat Cancer